CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

MANUFACTURE AND SUPPLY AGREEMENT

This MANUFACTURE AND SUPPLY AGREEMENT (the “Agreement”) is made as of December 11, 2020 (the “Effective Date”) by and between OptiNose US, Inc., duly organized and existing under the laws of Delaware and having offices located at 1020 Stony Hill Road, Suite 300, Yardley, PA 19067 (“OptiNose”), and Hikma Pharmaceuticals USA Inc., a Delaware corporation, having offices at 1809 Wilson Road, Columbus, OH 43228 (referred to herein as “Hikma”). OptiNose and Hikma are each a “Party” and together constitute the “Parties” under this Agreement.

WHEREAS, Hikma is a pharmaceutical company that, among other activities, manufactures and supplies pharmaceutical products to third party companies; and

WHEREAS, OptiNose desires that Hikma manufacture and supply finished dose forms of the Product (as defined below) appropriate for marketing, sampling, commercial sale, and distribution in accordance with the requirements of this Agreement.

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

    The following capitalized terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement and all Exhibits and Schedules hereto:

1.1“Affiliate(s)” means any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with a Party. For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the voting share capital of such entity or any other comparable equity or ownership interest, or the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.2“ANDA/NDA” means any abbreviated new drug application (ANDA) or new drug application (NDA) required to manufacture, market and sell finished dosage forms of the

Products in the Territory (as defined herein) filed by OptiNose with the FDA, and any supplements and amendments thereto which may be filed by OptiNose from time to time.

1.3“Annual Minimum” means binding Purchase Orders placed for at least [***] Product units per Calendar Year, which includes [***].
1.4“API” means the active pharmaceutical ingredient, fluticasone propionate required for the Product.

1.5“Applicable Laws” shall mean all laws, statutes, rules, regulations, and ordinances of any multi-national, federal, state, local or municipal subdivision, including laws and regulations promulgated by any supranational, national, federal, provincial, state, local, domestic or foreign government or any judicial, legislative, executive, administrative or regulatory agency or department or other governmental authority thereof, in each instance relating to the development, manufacture, testing and/or commercialization of pharmaceutical products.

1.1“Bailment Agreement” means the Bailment Agreement to be entered into by the Parties in connection with an agreement to be entered into by the Parties for the transfer of OptiNose Equipment to a Facility.

1.2“Batch Records” shall have the meaning set forth in Section 6.1.

1.3“Binding Period” shall have the meaning set forth in Section 2.3.

1.4“Calendar Year” shall mean the period from January 1 through December 31.

1.5“Capacity” means the Facility space, equipment, utilities, maintenance capabilities, infrastructure, human capital, and other capabilities sufficient to manufacture the Product.

1.6“Claim” shall have the meaning set forth in Section 11.4.2(b).

1.7“Competing Product” shall mean

1.7.1[***]

1.7.2[***]

1.7.3[***]

(a)[***]

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(b)[***]

(i)[***]

(ii)[***].

1.8“Confidential Information” shall have the meaning set forth in Section 8.2.

1.9“Data” shall refer to all data, materials, plans, reports, test results and other information developed by or for OptiNose in connection with the Manufacture of the Product.

1.10“Defective Product” means any Product that contains a Patent Defect or Latent Defect.

1.11“Deliver”, “Delivery”, or “Delivered” means delivery of Product after Release, packed for shipment pursuant to this Agreement, Ex-Works (Incoterms 2020) Hikma’s loading dock at its Facility located at 2130 Rohr Road, Lockbourne, OH 43137 or such other Facility designated by Hikma upon prior written approval from OptiNose, which approval shall not be unreasonably withheld, conditioned, or delayed.

1.12“Effective Date” means the date set forth in the preamble of this Agreement.

1.13“Facility” means (a) for manufacturing and testing purposes, Hikma’s manufacturing facility located at 1809 Wilson Road, Columbus, OH 43228 or any other Hikma-controlled facility approved in writing by OptiNose (such approval not to be unreasonably delayed, conditioned, or withheld); and (b) for warehousing and distribution purposes, Hikma’s storage and distribution facility located at 2130 Rohr Road, Lockbourne, OH 43137 or any other Hikma-controlled facility approved in writing by OptiNose (such approval not to be unreasonably delayed, conditioned, or withheld).
1.14“FDA” means the United States Food and Drug Administration and any successor bodies.

1.15“FD&C Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and includes the rules, and regulations and guidances promulgated thereunder.

1.16“Final Approval” means the approvals received on the Final Approval Date.

1.17“Final Approval Date” means the date all regulatory approvals are obtained for the manufacture of the Product at the Facility.

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1.18“Force Majeure” shall have the meaning set forth in Section 11.5.

1.19“Hikma Indemnitees” shall have the meaning set forth in Section 9.2.

1.20“Indemnitee Party” shall have the meaning set forth in Section 9.3.

1.21“Indemnitor Party” shall have the meaning set forth in Section 9.3.

1.22“Initial Term” shall have the meaning set forth in Section 11.1.

1.23“Intellectual Property” means any and all of the following, and rights in, arising out of, or associated therewith: U.S. and non-U.S.

1.23.1patents, utility models, supplementary protection certificates and applications thereof (including provisional applications, invention disclosures, certificates of invention and applications for certificates of invention) and divisionals, continuations, continuations-in-part, reissues, renewals, extensions, re-examinations, and equivalents thereof;

1.23.2trade secrets, know-how, proprietary information, inventions, discoveries, improvements, technology, technical Data, and research and development, whether or not patentable;

1.23.3trademarks, service marks, trade dress, trade names, and equivalents thereof; and

1.23.4copyrights, mask works, registrations and applications thereof, and any equivalents thereof.

1.24“Latent Defect” means any instance where a Product fails to conform to the Specifications, Applicable Laws or the Quality Agreement due to any act or omission of Hikma, which shall include, without limitation, Hikma’s failure to confirm that the OptiNose Components conform to the Specifications, Applicable Laws and the Quality Agreement and any failure to conform arising from any other Raw Materials, which is not a Quantitative Defect or Patent Defect.

1.25“Losses” shall have the meaning set forth in Section 9.1.

1.26“Manufacture(d)” or “Manufacturing” means the compounding, filling, manufacture, assembly, bulk-packaging, and testing of the OptiNose Components and Raw Materials to produce the Product, in each case, in accordance with the Specifications, Applicable Laws, the Quality Agreement and the terms and conditions set forth in this Agreement.

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1.27“Master Services Agreement” means that certain Master Services Agreement dated [***] entered into between the Parties (or any Affiliates of the Parties).

1.28“Notice(s)” shall have the meaning set forth in Article 13.

1.29“OptiNose Components” shall have the meaning set forth in Section 2.1.5(b).

1.30“OptiNose-Designated Components” shall have the meaning set forth in Section 2.1.5(c).

1.31“OptiNose-Designated Vendors” shall have the meaning set forth in Section 2.1.5(c).

1.32“OptiNose Equipment” shall mean OptiNose Equipment as shall be defined in the Bailment Agreement.

1.33“OptiNose Indemnitees” shall have the meaning set forth in Section 9.1.

1.34“OptiNose Vendors” shall have the meaning set forth in Section 2.1.5(b).

1.35“Packaged Product” means the full saleable or sample Product unit of XHANCE® (fluticasone propionate) nasal spray, including without limitation active ingredient, delivery system, container closure system, and market package.

1.36“Patent Defect” shall mean any instance where a Product fails to conform to the Specifications, Applicable Laws or the Quality Agreement due to any act or omission of Hikma (which shall include, without limitation, Hikma’s failure to confirm that the OptiNose Components conform to the Specifications, Applicable Laws and the Quality Agreement and any failure to conform arising from any other Raw Materials), where such failure is discovered upon actual inspection, if any, upon receipt by OptiNose or its designee.

1.37“Product” means the container closure system of XHANCE® including without limitation active ingredient, delivery system, cap (provided OptiNose does not request its exclusion, at its sole discretion), vial base (to the extent directed to be included by OptiNose at its sole discretion) and container closure system, but excluding the market package.

1.38“Purchase Order(s)” shall have the meaning set forth in Section 2.5.

1.39“Purchase Price” shall have the meaning set forth in Section 4.1.1.

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1.40“Quality Agreement” shall mean that quality agreement to be entered between the Parties related to production of the Product.

1.41“Quantitative Defect” means any instance in which Hikma has Delivered a quantity of Product that is at least [***] less than the quantity stated in any invoice or bill of lading.

1.42“Raw Material” means all raw materials, including API, supplies, components and packaging components and material necessary to manufacture and ship the Product in accordance with the Specifications, Applicable Laws, and the Quality Agreement.

1.43“Regulatory Authority” means any governmental authority within the Territory or applicable to any Facility (including, but not limited to, the FDA) involved in regulating any aspect of the development, manufacture, testing, packaging, storage, handling, market approval, sale, distribution, Delivery or use of the Products in accordance with Applicable Laws.

1.44“Release” shall mean the release of the Batch Records, such release to be as set forth in the Quality Agreement.

1.45“Renewal Term” shall have the meaning set forth in Section 11.1.

1.46“Required Change” shall have the meaning set forth in Section 2.2.2.

1.47“Rolling Forecast” shall have the meaning set forth in Section 2.3.

1.48“Safety Stock” shall have the meaning set forth in Section 2.4.

1.49“Specifications” means the procedures, requirements, standards, quality control testing and other Data and requirements for the Product set forth in Exhibit A as such Exhibit may be amended in accordance with Section 2.2 of this Agreement.

1.50“Supply Failure” has the meaning provided in Section 2.10.

1.51“Term” shall have the meaning set forth in Section 11.1.

1.52“Territory” means the United States of America, its territories, possessions, commonwealths, and any other country which the Parties agree in writing to add to this definition of Territory in an amendment to this Agreement.

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ARTICLE 2
MANUFACTURE AND SUPPLY

2.1     Purchase and Supply of Product.

2.1.1    Supply. From and after the Final Approval Date and during the Term hereof, OptiNose may purchase Product from Hikma in accordance with the terms and conditions hereof, and Hikma shall Manufacture the Product at the Facility in accordance with the Specifications, Applicable Laws the Quality Agreement and the terms and conditions of this Agreement.

    2.1.2    Labeling. OptiNose shall provide Hikma with all artwork, copy or other materials necessary for the Product labels that are in compliance with Hikma’s technical data and labeling guidelines, other than in connection bulk-packaging which shall be Hikma’s sole obligation. Hikma shall accurately implement copy changes as reasonably required by OptiNose, and Hikma shall not make any changes to the artwork, copy or other materials without the prior written approval of OptiNose, which shall not be unreasonably withheld, conditioned, or delayed; provided that any changes in Hikma’s technical data and labeling guidelines after the Effective Date, other than changes to comply with regulatory requirements, that require OptiNose to make any changes to its Product label shall be at Hikma’s sole cost and expense. Hikma shall ensure that all Product is assembled with labeling affixed in accordance with the Specifications, Applicable Laws and the Quality Agreement before Delivery of any such Product.

2.1.3    Annual Minimum. If OptiNose fails to issue Purchase Orders to Hikma for the Annual Minimum for a particular Calendar Year, then as OptiNose’s sole and exclusive liability and Hikma’s sole and exclusive remedy, [***]. For clarity, the Annual Minimum shall be measured based on the date and number of Products set forth in a Purchase Order issued by OptiNose, not the date Hikma Delivers such Product.

2.1.4    Raw Material Procurement. OptiNose, at its sole cost and expense, is responsible for the purchase of all OptiNose Components, and Hikma is responsible for the purchase of all other Raw Materials. Hikma is responsible for the receipt, storage, sampling, testing and release for use of all Raw Materials, including without limitation the OptiNose Components, according to Specifications, the Quality Agreement and Applicable Laws. For some Raw Materials, OptiNose may instruct Hikma to use specific suppliers to leverage existing contracts and, in such scenarios [***]. Other than as may otherwise be part of the Purchase Price, Hikma shall not be entitled to any additional administration or other pass-through fees or expenses in connection with the Raw Materials procured by Hikma from any third party; provided, however, that [***].

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2.1.5    Selected Vendors.

(a)Hikma shall only purchase Raw Materials (other than OptiNose Components which OptiNose shall purchase) from those vendors as reviewed and approved, in writing, by OptiNose. Any changes to such vendors shall require OptiNose’s prior written consent.

(b)Unless otherwise instructed by OptiNose at a subsequent date, OptiNose shall order the OptiNose Components identified in Schedule 1 attached hereto from those third party suppliers identified thereon (the “OptiNose Vendors”), as such Schedule may be amended from time to time by written Notice from OptiNose. Raw Materials to be supplied by such OptiNose Vendors are collectively referred to as the “OptiNose Components”, [***].

(c)OptiNose may reasonably require Hikma from time to time, in writing, to have a direct commercial relationship for the purposes of this Agreement with certain vendors (each such vendor, an “OptiNose-Designated Vendor”) and obtain from such OptiNose-Designated Vendors components necessary for the Manufacture of the Product (the “OptiNose-Designated Components”). Hikma shall use its commercially reasonable efforts to source the OptiNose-Designated Components and ensure that the OptiNose-Designated Vendors provide reasonable warranties for such OptiNose-Designated Components. Hikma shall inspect and use OptiNose-Designated Components as it does any other Raw Materials it sources for this Agreement or otherwise in the ordinary course of its business. [***]. OptiNose-Designated Vendors and OptiNose-Designated Components are identified in Schedule 1 attached hereto, as such Schedule 1 may be amended from time to time by written Notice from OptiNose to Hikma.

(d)With each of the OptiNose Vendors, OptiNose shall enter into supply agreements. Further, (i) Hikma shall be allowed to instruct OptiNose as to the reasonable time and destination for shipments of the relevant Raw Material from each such OptiNose Vendor, (ii) Hikma shall be required by the terms of this Agreement to inspect and ensure that Raw Material provided by each such OptiNose Vendor and OptiNose-Designated Vendor meets the applicable Specifications and, to the extent not prohibited by OptiNose’s contracts with the OptiNose Vendors and to the extent authorized by the Quality Agreement, have the right to take any action as Hikma may deem reasonably appropriate regarding Latent Defects or Patent Defects associated with the OptiNose Components in coordination with OptiNose, and (iii) Hikma shall be allowed to audit such OptiNose Vendors and OptiNose-Designated Vendors ([***]) during the ordinary course of business and, as required, for-cause (provided, if OptiNose’s contracts with an OptiNose Vendor restricts Hikma’s ability to audit such OptiNose Vendor, OptiNose shall ensure that Hikma is timely provided with the most recently available audit report, [***]). Further, Hikma may enter into quality agreements with such OptiNose Vendors and shall enter into quality agreements with such OptiNose-Designated Vendors, in each instance in

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consultation with OptiNose (including reasonably considering OptiNose’s comments on such quality agreements), requiring such vendors to comply with Applicable Laws, quality standards and processes and to supply their respective Raw Material in a manner that enables Hikma to Manufacture and supply the Product in compliance with the Specifications, Applicable Law and the Quality Agreement. By mutual written agreement, OptiNose and Hikma may decide to adjust responsibility for Raw Material procurement. If such audits by Hikma result in Hikma determining that such vendors are not in compliance with such quality agreements, Hikma shall inform OptiNose of Hikma’s audit findings and OptiNose shall have the sole right to negotiate to resolve disputes regarding any right, obligation, duty or liability which may arise between Hikma and the OptiNose Vendor under the quality agreement, provided it is understood and agreed that Hikma shall, upon request by OptiNose, assist OptiNose in any such investigations and dispute resolution at OptiNose’s reasonable cost and expense. Hikma shall be solely responsible to resolve all matters with the OptiNose-Designated Vendors, using its commercially reasonable efforts to resolve such matters in a way that minimizes interruption to OptiNose and the Products to be Manufactured hereunder. [***]. Notwithstanding anything to the contrary in this Agreement and/or in the quality agreements between Hikma and the OptiNose Vendors and/or the Quality Agreement between Hikma and OptiNose, resolution of any quality issues and/or performance of Raw Materials received by Hikma from the OptiNose Vendors (other than confirmation by Hikma that such Raw Materials conform to the Specifications, Applicable Laws, and the Quality Agreement) [***].
(e)Upon Hikma’s receipt of OptiNose Components and OptiNose-Designated Components, Hikma shall inspect such OptiNose Components and OptiNose-Designated Components and ensure that such OptiNose Components and OptiNose-Designated Components provided by such OptiNose Vendor or OptiNose-Designated Vendor, as applicable, meets the applicable specifications for such OptiNose Components and OptiNose-Designated Components and that no Patent Defects or quantitative defects exist. With respect to OptiNose Components, Hikma shall do all such inspections for patent defects and quantitative defects ([***]) and notify OptiNose of any failure(s) and/or issue(s) identified from such inspection within [***] days from Hikma’s receipt of OptiNose Components; provided Hikma shall have [***] days from its receipt of such OptiNose Components to do the manual activity inspections and [***] testing related to inspecting for Patent Defects (as such inspection and testing shall be set forth in the Specifications and/or Quality Agreement), and notify OptiNose of any failure(s) and/or issue(s) identified from such inspections and/or testing. In the event Hikma notifies OptiNose in advance of the expiry of the above-indicated timeframes under this Section 2.1.5 that it requires additional time to complete its inspections, OptiNose shall reasonably accommodate such request on the understanding that Hikma will need to promptly complete such inspections and provide OptiNose with a ‘no later than’ deadline for completion of such inspections; provided, Hikma shall use its best efforts to limit the number of instances of such notifications and requests for an extension.

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2.1.6    Back-Up Supplier Support. It is expressly understood and agreed that Hikma shall provide reasonable support, [***], should OptiNose want to add any additional supplier(s) of Product (an “Additional Supplier(s)”) and that OptiNose may purchase Product from such Additional Supplier. Hikma agrees to promptly, and in any event within [***] days, transfer to any Additional Supplier(s) all documentation related to the processes, protocols, procedures, methods and tests relating to the Manufacturing of Product in accordance with the Specifications, Applicable Law, and the Quality Agreement. In all instances, Hikma shall provide OptiNose a list of all suppliers of Raw Materials and any other components used in connection with the manufacture of the Product. OptiNose shall reimburse Hikma for any and all costs reasonably incurred by Hikma in such transfer to an Additional Supplier. The obligations of Hikma under this Section 2.1.6 shall survive for [***] days after the expiration or termination of this Agreement.

2.2    Product Information.

    2.2.1    Source/License. Subject to the terms of this Agreement, including but not limited to the warranties and representations of Hikma set forth in Article 7 and the obligations of Hikma set forth in Article 8, OptiNose shall provide to Hikma, and hereby grants Hikma a limited (as set forth in the next sentence hereof) license to use all Specifications, formulas, processes, analytical methods, Data, regulatory approvals, technology, Confidential Information and Intellectual Property of OptiNose solely to the extent necessary for the Manufacture of the Product in accordance with this Agreement (including, but not limited to, Hikma’s full compliance with the confidentiality and Intellectual Property obligations hereof). The license granted to Hikma pursuant to this Section 2.2.1 shall be a non-exclusive, fully paid-up, and royalty-free license (without the right to grant sublicenses) limited to Hikma’s use during the Term and for a period of [***] days thereafter, unless a longer period is otherwise required by Hikma (in consultation with OptiNose) to fulfil its obligations under this Agreement, in all instances solely for purposes of Hikma fulfilling its obligations to OptiNose under, or otherwise effectuating, this Agreement.

    2.2.2    Specifications. All Specifications shall be provided by OptiNose to Hikma, or created by Hikma or a third party and approved by OptiNose and Hikma. Any changes in the Specifications agreed to by the Parties from time to time shall be in writing, dated and signed by the Parties, or as otherwise may be specifically set forth in the Quality Agreement. Except as provided in this subsection 2.2.2, no change in the Specifications, Manufacturing process, or Facility (other than changes to the Facility that are not prohibited under the Quality Agreement and do not materially and adversely impact the Manufacture of the Product), shall be implemented by Hikma until the Parties have agreed in writing to such change, the implementation date of such change, any regulatory implications, and any increase or decrease in costs, expenses, or fees associated with such change. Hikma shall respond promptly to any

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request made by OptiNose for a change in the Specifications, and both Parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. Changes resulting in reduction in cost of goods initiated by OptiNose, following reimbursement or recapture of costs incurred by Hikma to effect such reduction in costs, shall be discussed by the Parties in good faith and promptly agreed to before the change is implemented in order to determine the amount to be passed on to OptiNose in the form of a reduction in the Purchase Price. Hikma shall provide documentation of the changes in any such costs upon OptiNose’s request. Notwithstanding the foregoing, the Parties shall promptly notify each other of any change in Specifications or Manufacturing process requested or required by a Regulatory Authority or an Applicable Law (a “Required Change”), and the Parties shall thereafter work in good faith to agree in writing upon the change in Specification or process, its effective date and the Purchase Price, costs, expenses and fees associated with such Required Change (which, Hikma shall in any event use commercially reasonable efforts to limit to the reasonable and necessary costs of effecting such Required Change) and to effect a corresponding written amendment to this Agreement reflecting same. However, it is understood and agreed that, if the Parties fail to agree upon the change in Specification or process to be made in response to a Required Change, OptiNose shall have the right to terminate this Agreement upon not less than [***] days prior written notice to Hikma, and if OptiNose does not so terminate this Agreement, Hikma shall make each Required Change that OptiNose requests in writing, while the Parties continue negotiations in good faith as to costs, expenses and fees; [***].

2.3    Forecasts. Commencing on the Final Approval Date or such earlier date as may be agreed to between the Parties, OptiNose shall provide Hikma each month with non-binding, rolling [***] forecast of its Product requirements (“Rolling Forecast”). OptiNose shall be obligated to purchase the unit quantity of Products for the [***] of any Rolling Forecast that was requested in the Rolling Forecast for that [***] period (a “Binding Period”). During the first business week of each calendar month, OptiNose will issue a new Rolling Forecast which shall be updated monthly by OptiNose no later than the fifth (5th) business day of each calendar month with the Binding Period updated with each Rolling Forecast to include the new [***] of the going forward [***] Rolling Forecast. Hikma shall participate in periodic sales and operations planning meetings with OptiNose and other suppliers as both Parties reasonably deem appropriate or as OptiNose may reasonably request. Notwithstanding any other provision of this Agreement, for Rolling Forecasts issued prior to Final Approval Date, OptiNose shall not be required to place any Purchase Order for quantities that otherwise would be applicable for any Binding Period, and OptiNose may, in its sole discretion, cancel or modify any Purchase Order placed prior to the Final Approval Date; provided, however, that OptiNose will reimburse Hikma for any out-of-pocket costs reasonably incurred in order for Hikma to be prepared to supply Product for such Purchase Orders (including, without limitation, the cost of Raw Materials purchased by Hikma based on such Rolling Forecasts that cannot otherwise be reasonably used by Hikma or its customers) and any other costs agreed to by the Parties. The Parties will work

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collaboratively together regarding planning of production of initial Product in anticipation of the Final Approval Date. During the Term of this Agreement, Hikma shall ensure that, subject to utilization of OptiNose Equipment, it has the Capacity to meet all of OptiNose’s requirements for Product in a timely manner based on the applicable Rolling Forecast under this Agreement and subject to the Product’s standard lead time pursuant to Section 2.5; provided that if new or additional OptiNose Equipment is required, Hikma will inform OptiNose with sufficient lead time for such OptiNose Equipment to be acquired and qualified for use under this Agreement.

2.4    Reliance on Forecasts. Hikma may order those Raw Materials necessary or appropriate to fulfill the forecasted Product requirements for the Rolling Forecast, taking into account necessary lead times, agreed upon order policies, and [***]. In no case shall Hikma maintain less than [***] supply of Raw Materials based on the then existing Rolling Forecast (“Safety Stock”) without OptiNose’s prior written consent. If the Purchase Orders for the corresponding period from OptiNose are for a quantity less than would reasonably support the amount of Raw Materials that Hikma purchased in good faith in accordance with the preceding sentence, [***].

2.5     Purchase Orders. OptiNose shall submit written Purchase Orders on its standard form for Product specifying: (a) the number of units of Product to be purchased, (b) the Purchase Price (determined in accordance with Exhibit B hereto) and (c) the expected date of Delivery (“Purchase Order(s)”). For Delivery of each Product, unless agreed with Hikma under the circumstances, a Purchase Order shall not request a date of Delivery sooner than [***] days from the date of the Purchase Order. Hikma shall confirm Purchase Orders and projected dates of Delivery within [***] days of receiving a Purchase Order, and Hikma may only reject such a Purchase Order if permitted under Section 2.7 of this Agreement or in the event of Force Majeure. Subject to Sections 2.7 and 11.5 (provided Hikma has provided written notice to OptiNose of a Force Majeure and such Force Majeure is ongoing at the time of, or happens within the [***] day period following, Hikma’s receipt of such Purchase Order), Hikma’s failure to confirm any Purchase Order within the [***] day period shall be deemed to be acceptance of such Purchase Order.

2.6     Terms of Sale.     ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY STANDARDIZED FORM OF EITHER PARTY, INCLUDING WITHOUT LIMITATION, ANY PURCHASE ORDER, INVOICE, CONFIRMATION, OR ACKNOWLEDGMENT GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT WILL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

2.7     Purchase Orders for the Binding Period. OptiNose shall issue Purchase Orders for unit quantities of Product that are equal to or greater than the amount set forth in the Rolling Forecast for the applicable Binding Period, and Hikma shall accept all such Purchase Orders except to the extent such Purchase Orders are for unit quantities of Product greater than [***] of the amount

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set forth in the Rolling Forecast for such Binding Period (rounding such calculation up to the nearest batch size). In the event OptiNose issues Purchase Orders for unit quantities in excess of such [***] of the Rolling Forecast for an applicable Binding Period (rounding such calculation up to the nearest batch size) or requests a change to a Purchase Order to increase unit quantities, Hikma shall make a determination, in its sole discretion, whether to accept (wholly or in part) or reject such Purchase Orders for additional quantities or requested increases. Within [***] days of receipt of a Purchase Order for unit quantities in excess of [***] of the Rolling Forecast for an applicable Binding Period (rounding such calculation up to the nearest batch size) or request for a change to a Purchase Order to increase unit quantities, Hikma shall (subject to its obligations pursuant to the foregoing sentence) notify OptiNose whether it can accept, wholly or in part, or reject such Purchase Order or requested increase, and for all amounts that Hikma accepts Hikma shall be obligated to supply such excess quantities as if it was a part of the original Purchase Order governed by the terms of this Agreement. In the case of a partial acceptance, Hikma shall specify quantities and/or the date of projected Delivery. OptiNose shall not decrease the quantity of Product ordered in a Purchase Order. Notwithstanding the foregoing, Hikma’s failure to accept the increased quantity of Product as a result of a change to a Purchase Order in excess of the original amount ordered within [***] days shall not be a breach of this Agreement but such failure shall be deemed to be a rejection of such Purchase Order reflecting the increased quantity of Product.

2.8     Order Cancellation; Order Change. Subject to the other provisions of this Agreement, in the event that OptiNose cancels or defers any Purchase Order issued by OptiNose and confirmed by Hikma, OptiNose shall be bound to purchase [***] of Product ordered against such Purchase Order. Notwithstanding the foregoing, OptiNose shall have the right to request Hikma to adjust the priority and related Delivery date with respect to outstanding Purchase Orders (e.g., such that one Purchase Order date is to be Delivered earlier while another is delayed) or to change a SKU (as defined below in Section 4.1.1), and Hikma shall use its best efforts to effectuate such request(s) and to do so without any additional fees or costs to OptiNose, with the understanding that any changes in the Delivery date for Product that is yet to be Manufactured by Hikma to extend the Delivery date in excess of [***] days shall be subject to any applicable storage fees and handling fees as set forth in Section 4.2, and Hikma may assess as well [***]; further, any delays to the Delivery of a Product already Manufactured by Hikma shall be subject to the provisions of Section 4.2.

2.9     Non- or late Deliveries.      In the event that Hikma reasonably determines that it may be unable to provide Delivery of the Product on or before a date of Delivery specified in the applicable Purchase Order, Hikma shall promptly notify OptiNose of such potential delay and shall, if necessary, promptly provide a revised date for Delivery. [***]. However, if Hikma fails, for any reason other than Force Majeure, to Deliver Product pursuant to an accepted

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Purchase Order within [***] days of the date specified in such Purchase Order, such failure shall constitute a Supply Failure pursuant to Section 2.10 and [***].

2.10     Supply Failure.

2.10.1    In the event that:

(a)    the Facility fails an inspection or suffers a hold or disciplinary action by the FDA or any other government authority that prevents Hikma from its ability to Deliver Product and Hikma fails to cure such inspection shortcoming, or remove or resolve such hold or disciplinary action in such a manner that the Facility passes re-inspection by the FDA or applicable government authority and/or is free of the hold or disciplinary action, in good standing with FDA or such other applicable government authority, and is lawfully able to and does resume timely and conforming manufacture and Delivery of OptiNose’s Product requirements in accordance with this Agreement within [***] days of such original inspection, or imposition of the hold or disciplinary action;

(b)    Hikma breaches its obligations or requirements under this Agreement related to the Manufacture and Delivery of the Product, other than for a Quantitative Defect, and fails to cure such breach within [***] days from Hikma’s receipt of a Notice of breach from OptiNose;

(c)should Hikma have more than [***]; or

(d)this Agreement is terminated by OptiNose pursuant to Section 11.4.1;

(each instance of 2.10.1(a) – (d), a “Supply Failure”), OptiNose shall have the right (at no cost or expense to OptiNose) to terminate the portion of the applicable Purchase Order(s) subject to the Supply Failure on the understanding that OptiNose shall be required to purchase whatever conforming Product Hikma can supply under such Purchase Order(s) and that the non-conforming portion(s) of such Purchase Order(s) shall count against the applicable Annual Minimum for the Calendar Year in question without any obligation on OptiNose to ultimately purchase a replacement amount for such non-conforming Product. Further, OptiNose shall have the right to terminate any Purchase Order(s) outstanding during a Supply Failure, any Purchase Order(s) for any Binding Period that would have become binding during a Supply Failure, or any other Purchase Order that OptiNose may have intended to be issued during any instance of an outstanding Supply Failure, in all instances (i) such termination right shall exist up to the date Hikma has cured any outstanding Supply Failure(s) and provides written notice to OptiNose that Hikma has cured such outstanding Supply Failure(s) and (ii) the amount of Product ordered or

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that would have been ordered under such terminated Purchase Orders(s) shall count against the applicable Annual Minimum.

2.10.2    The rights set forth in Section 2.10.1 regarding OptiNose’s ability to terminate Purchase Order(s) and have such Product count against the Annual Minimum shall apply if a Force Majeure event occurs or is ongoing that prevents Hikma from timely Manufacture and Delivery of Product; provided that such adjustment of the Annual Minimum shall only apply for the duration of such Force Majeure event and it being understood that such Force Majeure shall not be considered a Supply Failure; provided, however, that the Parties agree that the Annual Minimum shall be [***].

2.10.3    Additionally, the Annual Minimum shall, where applicable, be modified from and after Hikma’s resumption of supplying the Product to OptiNose after a Supply Failure for the remainder of the Term, as provided in the definition of Annual Minimum.

2.11    Delivery. All Products provided for Delivery by Hikma under this Agreement shall be:

2.11.1    suitably packed by Hikma for Delivery in accordance with good commercial practice and the Specifications, Applicable Laws and the Quality Agreement, as well as any reasonable instructions provided to Hikma by OptiNose with respect to protection of such Product during transportation;

2.11.2    marked for shipment to OptiNose or such other party as OptiNose may designate;

2.11.3    accompanied by a certificate of analysis, certificate of compliance, import/export documents (if applicable), and other documents as necessary and appropriate; and

2.11.4    in accordance with the terms of the Quality Agreement.

2.12    Competitive Products. Provided that in so doing, no Confidential Information or Intellectual Property of OptiNose or OptiNose Equipment is in any manner infringed by, used, or disclosed by or on behalf of Hikma to any third party (other than its Affiliates performing services hereunder within the Territory who have a need to know for purposes of providing the Product in accordance with the terms of this Agreement), Hikma shall have the right to manufacture, package, and/or supply products to third parties which may compete with the Packaged Product and which may or may not contain the same active ingredient or ingredients as the Packaged Product; provided, however, that:

    2.12.1     [***], neither Hikma nor any of its Affiliates shall directly or indirectly (whether for itself or a third party), Manufacture, import, export, develop, obtain regulatory approval for,

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or commercialize, market, sell, offer for sale, package or distribute a Competing Product within the Territory other than as required pursuant to this Agreement (including with respect to any Additional Supplier);

    2.12.2    [***], neither Hikma nor any of its Affiliates performing services hereunder and/or incorporated within the Territory shall directly or indirectly (whether for itself or a third party), develop a Competing Product for the Territory or any jurisdiction listed under Schedule 2; and

    2.12.3    [***], neither Hikma nor its Affiliates shall rely on or use any information or data developed by any Hikma Affiliate for the purpose of developing, obtaining regulatory approval for, or commercializing, marketing, selling, offering for sale, packaging, or distributing a Competing Product within the Territory.

For purposes of clarity, this Section 2.12 shall not prohibit Hikma from [***]; provided further that Hikma is not otherwise in breach of Article 8 or any other applicable terms of this Agreement.

2.13    Meeting. At least annually, the Parties shall meet at such places as agreed by the Parties to have a business review whereby the Parties shall discuss (and come prepared to discuss), amongst other matters:

    2.13.1    business updates;

    2.13.2    technical discussions;

    2.13.3    review of supply (Rolling Forecast review, Safety Stock review, and Capacity planning), OptiNose-Designated Vendors, and OptiNose Vendors;

    2.13.4    Packaged Product supply and related metrics;

    2.13.5    quality matters (to be discussed by the relevant quality personnel); and

    2.13.6    optimization opportunities.

2.14    Reporting. At such times as OptiNose may request ([***]), Hikma shall provide OptiNose within [***] days of such request with such information (other than what is provided for under Section 2.13) as may reasonably be requested by OptiNose; provided however, that within [***] days from the end of each calendar month, Hikma shall provide OptiNose a written report noting the following (in such form as reasonably agreed to between the Parties):

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    2.14.1    inventory on-hand; and

    2.14.2    inventory usage.

ARTICLE 3
OPTINOSE EQUIPMENT

3.1    OptiNose Equipment; Bailment Agreements; Financing Agreements. OptiNose and Hikma shall negotiate in good faith and enter a Bailment Agreement with respect to the OptiNose Equipment to be maintained by Hikma at its Facility. The Parties further agree that the term of the Bailment Agreement shall align with the Agreement’s Term and that such Bailment Agreement is be co-terminus with the termination of this Agreement. Any additional OptiNose equipment not covered by the Bailment Agreement shall be added to the appropriate schedule of the Bailment Agreement. Hikma further agrees to promptly respond to all requests for documentation related to any financing transactions OptiNose may enter into or may have previously entered into with a third party, and Hikma shall take all action as may be reasonably requested (including, but not limited to, entering into any consent and acknowledgement agreements, bailment agreements, or any other agreements) in connection with any such OptiNose financing transaction on the understanding that under no circumstance shall Hikma be considered a guarantor of or liable for any obligations under any such financing transactions or arrangements associated with the equipment subject of the Bailment Agreement.

ARTICLE 4
PRICES AND PAYMENT

4.1    Price and Continuous Efficiencies Pass Through.

4.1.1     Price. OptiNose shall pay Hikma the unit price set forth in Exhibit B for all Product Manufactured by Hikma hereunder (“Purchase Price”). The Parties expressly acknowledge and agree that the Purchase Price specified in Exhibit B is predicated upon the batch size designated therein. The Parties agree to continue ongoing discussions and negotiate in good faith what the impact may be of a smaller or larger batch size. Prior to the Manufacture of such smaller or larger batch size, Hikma shall advise OptiNose of the proposed adjustment to the Purchase Price, as applicable, to reflect the commercially reasonable impact of the batch size change, including the reasons for the adjustment, including but not limited to process and/or packaging validation, claimed to be applicable. The Parties shall agree on such adjusted Purchase Price prior to the Manufacture of such smaller or larger batch size. The Parties also acknowledge and agree that, subject to Hikma’s sole discretion and approval (not to be unreasonably withheld, conditioned or delayed), the entire batch may be filled into more than a

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single stock keeping unit (“SKU”) if OptiNose requests that a batch be split into two or more SKUs, and Hikma shall implement that request; provided that the maximum number of splits in any particular batch is no more than three (3). For each split batch supplied by Hikma, OptiNose shall [***].

4.1.2    Scrap Adjustment. Hikma hereby agrees that Hikma’s scrap rate (i.e., the percentage of materials that are discarded in the ordinary course of Manufacturing the Product, provided that particular batch of Product is still otherwise capable of being Delivered) with respect to the OptiNose Components in connection with Hikma’s Manufacturing provided hereunder for the validation batches shall not exceed [***]. If Hikma scraps more than [***] of the OptiNose Components in connection with foregoing sentence, Hikma shall credit OptiNose for OptiNose’s costs and expenses for all such scrapped OptiNose Components. Starting from [***], the scrap rate set forth in the preceding sentences shall hereby be reduced to [***] and Hikma shall credit OptiNose for OptiNose’s costs and expenses for all such scrapped OptiNose Components above such [***].

4.1.3     Cost Reduction Plan. Should Hikma Manufacture or the Parties desire to Manufacture the Product in a batch size larger than [***], the Parties shall meet to seek initiatives to improve quality of the Product and/or to reduce material, labor and other costs, and the Parties shall work to implement such initiatives and work to reduce the Purchase Price, which shall be as set forth in an amendment agreed to by the Parties. For each such initiative, the following shall be subject to mutual agreement: the capital and expense to implement the initiative, the Party to provide funds for such capital and expense, and the expected cost savings to result.

4.1.4    Raw Material Price Increase. Upon advance written notice to OptiNose in each instance, Hikma shall be entitled to an immediate adjustment to the Purchase Price for a Product by the amount of the increase in Raw Materials cost where any increase in Raw Material costs increase the total Purchase Price per unit of Product by [***]. Hikma shall provide reasonable documentation to support any Purchase Price adjustment in accordance with this Section 4.1.4. Upon any reduction(s) in Raw Materials cost thereafter, which Hikma shall use it best efforts thereafter to implement any such cost reduction(s), [***].

4.2     Payment Terms. All undisputed amounts payable under this Agreement shall be expressed in United States Dollars and shall be due and payable by OptiNose to Hikma within [***] days from the date of OptiNose’s receipt of Hikma’s invoice for Product, subject to the terms of this Agreement. Hikma may not issue to OptiNose an invoice for Product until after Delivery of such Product. However, Hikma shall not be required to store Product for more than [***]days after Release and may charge OptiNose a daily storage fee should OptiNose not take Delivery of the Product within such [***]day timeframe; provided that such storage and

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handling fee shall be [***]or part thereof. All invoices shall reference the applicable Purchase Order, be sent to the address specified in the applicable Purchase Order, and state the Purchase Price for Product in a given shipment, plus any taxes that are applicable. All payments shall be made in United States dollars by check to Hikma or by electronic payment in accordance with written instructions given by Hikma from time to time.

4.3    Importer of Record. Hikma shall be the importer of record for the Raw Materials received by Hikma and if so identified in Schedule 1, to the extent reasonably requested in writing by OptiNose.

ARTICLE 5
PRODUCT CONFORMITY TO SPECIFICATIONS

1.1     Notification of Defective Product.

1.1.1OptiNose or its designee shall notify Hikma within:

(a)    [***] days after taking Delivery of Product if it determines that such shipment contains a Quantitative Defect,

(b)    [***] days after taking Delivery of Product if it determines that such shipment contains a Patent Defect, and

(c)    [***] days after OptiNose becomes aware of a Latent Defect.

    5.1.2    OptiNose shall provide Hikma a sample of what it alleges contains a Latent Defect or Patent Defect. Subject to compliance with the foregoing notice requirements and the provisions of Section 5.2, below, OptiNose shall have the right to reject any batch of Product having a Patent Defect or Latent Defect, provided that (other than with respect to an indemnity obligation under Section 9), in the case of any Latent Defect, notice of the defect by OptiNose must also be made prior to [***]. Any Product that is not rejected within the applicable period indicated in Section 5.1.1 above shall be deemed accepted by OptiNose; provided that OptiNose shall accept that portion of a batch that it receives with respect to a batch that has a Quantitative Defect (with the terms of Section 2.9 and 2.10 still applying to the full Purchase Order), while awaiting Hikma’s Delivery of the remaining portion of such batch.

5.2    Resolution of Defective Product.

    5.2.1    Patent Defect or Latent Defect. Subject to, and without waiver or limitation of OptiNose’s and/or Hikma’s rights and remedies hereunder, at law and/or in equity, if OptiNose believes that a Product or shipment has a Patent Defect or Latent Defect, OptiNose shall, in

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consultation with Hikma but at OptiNose’s reasonable discretion, request Hikma to replace the Defective Product or shipment with Product that is not Defective Product, or credit or repay the full amount of any payments, including actual shipping costs, made by OptiNose for such Product. If Hikma does not agree with OptiNose’s determination that such Product or shipment has a Latent Defect or Patent Defect, then after reasonable efforts to resolve the disagreement, and subject to, and without waiver or limitation of OptiNose’s and/or Hikma’s rights and remedies hereunder, at law and/or in equity, either Party may submit a sample of such Product to a mutually agreed upon independent third party testing laboratory which is an expert in the industry and which will expertly and objectively apply the agreed upon testing protocol in order to determine whether the Product constitutes Defective Product. The independent party’s results shall be final and binding for purposes of determining whether payment is owed (but not for purposes of any pending or potential product liability litigation which shall be governed by Article 9 hereof). If such results indicate that the Product was Defective Product, then in addition to, and without waiver or limitation of OptiNose’s or Hikma’s rights and remedies hereunder, at law and/or in equity, OptiNose shall be entitled, at its option, to demand that Hikma replace the Defective Product shipment with Product that is not Defective Product or that Hikma credit or repay (at OptiNose’s sole discretion) the full amount of any payments, including shipping costs, made by OptiNose for such Product. If the independent party’s results indicate the Product was not a Defective Product, OptiNose shall pay the Purchase Price for such Product (if not already paid), the Purchase Price of any replacement Product and the shipping costs for the delivery and/or return, as applicable, of the Product and replacement Product, if any. Unless otherwise agreed to by the Parties in writing, the costs associated with testing and review of a Product by such independent third-party laboratory pursuant to this Section 5.2.1 shall be borne by the non-prevailing Party.

    5.2.2    Quantitative Defect. Subject to, and without waiver or limitation of OptiNose’s and/or Hikma’s rights and remedies hereunder, at law and/or in equity, if OptiNose believes that a shipment has a Quantitative Defect, OptiNose shall notify Hikma within the applicable period. If Hikma agrees with such Quantitative Defect, Hikma will, in consultation with OptiNose and at OptiNose’s reasonable discretion, either (a) promptly and as soon as practicable, and in no event more than [***], ship sufficient Product at OptiNose’s direction to remedy such Quantitative Defect (which such shipment shall be subject to the terms of Section 2.9 hereof and all other applicable provisions of this Agreement); or (b) promptly credit or refund (at OptiNose’s sole discretion) OptiNose for the amount of such Quantitative Defect. If Hikma does not agree with OptiNose’s determination that such shipment has a Quantitative Defect, then after reasonable efforts to resolve the disagreement, and subject to and without waiver or limitation of OptiNose’s and/or Hikma’s rights and remedies hereunder, at law and/or in equity, Hikma may require a mutually agreed upon independent third party to determine whether the shipment had a Quantitative Defect. The independent party’s results shall be final and binding for purposes of determining whether Hikma is obligated to ship additional Product, and the costs of such

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independent third party shall be borne by the non-prevailing Party. If such results indicate that the shipment had a Quantitative Defect, then OptiNose shall be entitled to require that Hikma promptly and as soon as practicable, and in no event more than [***] from such determination, make available and pay for expedited shipping Product at OptiNose’s direction to remedy such Quantitative Defect, with no additional costs or charges due or payable from OptiNose with respect to such additional shipment and Product therein, and if OptiNose has already paid in connection with the original Purchase Order, to require that Hikma credit any amounts due to OptiNose pursuant to Section 2.9 as it relates to the Product supplied to remedy the Quantitative Defect; provided that if no payments are due by OptiNose to Hikma then Hikma shall promptly refund such amount to OptiNose within [***] days of Hikma’s receipt of an invoice from OptiNose for same. Notwithstanding anything to the contrary and subject to Sections 2.9 and 2.10, the remedies under this Section 5.2.2 are [***].

    5.2.3    All Products with a Patent Defect, Latent Defect or Quantitative Defect shall count against the Annual Minimum without any obligation on OptiNose to ultimately purchase such Product.

ARTICLE 6
RECORDS AND REGULATORY MATTERS

6.1    Batch Records and Data. Prior to Delivery of the first and each subsequent batch of each Product, Hikma shall provide OptiNose with properly completed and accurate copies of manufacturing work orders, packaging work orders, certificates of analysis, and certificates of compliance, and any other documents properly associated with the Product batch Release (for example, without limitation, documents relating to any investigations concerning the batch Release) (“Batch Records”). OptiNose shall have [***] days after receipt of all Batch Records to either provide Hikma with comments or corrections to be addressed or incorporated in such documents or with a Release letter authorizing Hikma to provide Delivery of the Product.

6.2    Recordkeeping. Hikma shall maintain true and accurate books, records, test and laboratory data, reports and all other information relating to Manufacturing under this Agreement, including all information required to be maintained by all Applicable Laws. Such information shall be maintained for a period of at least [***] from the relevant finished Product expiration date or longer if required under Applicable Laws. Hikma shall provide monthly inventory reports of OptiNose Components and all other Raw Material inventoried by Hikma solely for the manufacture of Product.

6.3    Regulatory Compliance. Except as provided in the following sentence, OptiNose shall be solely responsible for obtaining and maintaining all permits and licenses required by any Regulatory Authority with respect to the Product, the NDA and any other marketing

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authorizations in the Territory and other jurisdictions, as applicable, including any Product licenses, applications and amendments in connection therewith. Hikma will be responsible for obtaining and maintaining all permits and licenses required by any Applicable Law with respect to the Facility, its equipment, and the Manufacture and Delivery of the Product. Hikma will also maintain the Specifications, subject to Section 2.2.2, in accordance with the written instructions from OptiNose. Hikma will Manufacture and provide Delivery of the Product in accordance with the requirements of this Agreement, Specifications, Applicable Laws and the Quality Agreement. In addition, during the Term of this Agreement, at OptiNose’s request and at OptiNose’s expense, Hikma will reasonably assist OptiNose with all regulatory matters related to Manufacturing under this Agreement. Each Party intends and commits to cooperate to satisfy all Applicable Laws within the scope of its respective responsibilities under this Agreement.

6.4    Regulatory Correspondence. Hikma shall notify OptiNose immediately ([***]) of any correspondence, any inspections, and the result of any inspection(s) with the FDA or any Regulatory Authority related to the Product. Hikma shall send a draft to OptiNose of all correspondence related to the Product that Hikma intends to send to any Regulatory Authority. All correspondence with a Regulatory Authority related to the Product shall be subject to OptiNose’s review and comment. OptiNose shall have [***] days to review the draft correspondence and provide its comments. Hikma shall, acting reasonably, determine whether to incorporate such comments into the final correspondence. If OptiNose fails to review and/or provide comments to such correspondence within [***] days, OptiNose shall be deemed to have no comments to the correspondence. In no event shall OptiNose cause Hikma to be late in responding to any Regulatory Authority. With respect to all correspondence and reports provided to OptiNose pursuant to this Section 6.4, Hikma shall be entitled to redact any information that is specific to its customers other than OptiNose or that is not directly related to the Product, and OptiNose agrees that such correspondence and reports shall constitute Confidential Information of Hikma.

6.5    Governmental Inspections and Requests. Hikma and OptiNose shall as soon as reasonably practicable ([***]) inform each other in writing of any inspection, application for inspection, and other regulatory action, by any regulatory agency material to the Product or the manufacture of Product and/or, in the case of the Facility, material to Hikma’s manufacturing, packaging, testing and storage of the Product, so that the other Party has as much advance notice as reasonably possible to enable it to, as applicable and relevant, participate in preparation and/or strategy regarding and/or attend the inspection. Each Party will permit the other’s representatives to be present during any such inspection related directly to the Product, and in the case of OptiNose, Hikma will, where Hikma reasonably deems it appropriate or as otherwise agreed to between the Parties under the Quality Agreement, also permit OptiNose to be present at any inspection of the Facility to the extent such inspection is directly related to Hikma’s manufacturing, packaging, testing or storage of the Product, provided that in such case, it is

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understood and agreed by OptiNose that all communication with the Regulatory Authority shall be directly between Hikma and the Regulatory Authority unless the FDA requests to communicate with OptiNose. Each Party will provide the other with the results of all regulatory inspection or audits directly related to the Product within [***] days after such Party’s receipt of such results.

6.6    Recall. In the event Hikma believes a recall, field alert, Product withdrawal or field correction may be necessary with respect to any Product provided under this Agreement, Hikma shall as soon as reasonably practicable ([***]) notify OptiNose in writing. Hikma will not act to initiate a recall, field alert, Product withdrawal or field correction. In the event OptiNose believes a recall, field alert, Product withdrawal or field correction may be necessary with respect to any Product provided under this Agreement, OptiNose shall immediately notify Hikma in writing and Hikma shall provide all reasonably necessary cooperation and assistance to OptiNose. The cost of any recall, field alert, Product withdrawal or field correction, and any assistance in connection therewith, shall be borne by [***]. For avoidance of doubt, OptiNose shall have the ultimate and final authority to initiate a recall and is responsible (as it deems appropriate) for initiating any recall, field alert, Product withdrawal or field correction.

6.7    Inspections and Audits by OptiNose.

    6.7.1    Representatives of OptiNose shall have the right to access to each Facility with reasonable notice, as more particularly described below, for the purpose of:

(a)     conducting inspections of such Facility and Hikma’s maintenance and usage of the equipment utilized in the Manufacture of the Products;

(b)     performing quality control audits as provided for under the Quality Agreement;

(c)     witnessing the Manufacture, storage of the Products or the Raw Materials related to or used in the Manufacture of the Products; or

(d)     inventory count of OptiNose Components and audit of OptiNose Equipment at the Facility.

    6.7.2    OptiNose shall have access to the results of any tests performed by Hikma relating to Products and the Raw Materials that Hikma purchases directly from a third party in the Manufacture of the Product. Hikma shall, to the extent practical and reasonable, endeavor (without the payment of any additional fees) to ensure that OptiNose has similar access to the facilities, data and records of Hikma’s agents and suppliers. Further, Hikma will make available

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to OptiNose written documentation verifying the current qualification status of the third parties and audit results from audits that Hikma conducts, or has conducted, regarding such third parties. Such inspections do not relieve Hikma of any of its obligations under this Agreement or create new obligations on the part of OptiNose.

    6.7.3    It is expressly understood that with respect to Sections 6.7.1(a) and (b) above, OptiNose’s right of inspection, audit, and witnessing can be exercised [***], and subject to a written notice to Hikma given at least [***] days prior to the inspection, or as soon as reasonably practicable if for cause.

    6.7.4    It is also expressly understood that with respect to Section 6.7.1(c) above, OptiNose’s right of inspection shall be subject to a written notice to Hikma given at least [***] days prior to the inspection.

    6.7.5    It is further expressly understood that with respect to Section 6.7.1(d) above, OptiNose’s right may be exercised [***] (and as often as necessary for cause), subject to a written notice to Hikma given at least [***] days prior to the inspection, or at any time or more frequently for cause. Hikma shall permit such inspection during normal business hours at reasonable and mutually acceptable times.

    6.7.6    At all times during any audit by OptiNose of a Facility, OptiNose’s representatives shall be accompanied by Hikma personnel and will follow all site environmental health and safety policies of Hikma. Each inspection, audit and witnessing shall be subject, at all times, to Hikma’s confidentiality and non-disclosure obligations to its other third-party customers.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1    Hikma. Hikma hereby represents, warrants and covenants to OptiNose that:

    7.1.1    All Product Delivered hereunder and its corresponding Raw Materials will conform to the Specifications, Applicable Laws, and the Quality Agreement, and such Product shall have been Manufactured, assembled, packaged, labeled, tested and Delivered in accordance with all Applicable Laws, including without limitation, current good manufacturing practices, and the Quality Agreement, and shall be free of any Latent Defect, Patent Defect, or Quantitative Defect;

    7.1.2    Product Delivered hereunder shall not contain any material or be manufactured, handled or stored in any way that would cause the Product to be adulterated in any way within

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the meaning of Section 501, or misbranded within the meaning of Section 502, of the FD&C Act, as amended from time to time;

    7.1.3    As of the Effective Date and at all times during the Term, Hikma will ensure to have the Facility and all equipment utilized in the Manufacture of the Product in compliance with all Applicable Laws;
7.1.4     At all times during the Term, Hikma shall obtain OptiNose’s written approval for the use of any third party contract laboratory for the testing and Release of Product, and shall be responsible to ensure that any such contractor is bound to and fully complies with all applicable terms and conditions of this Agreement, including but not limited to those regarding confidentiality and Intellectual Property, the Specifications, the Quality Agreement and the requirements of all Applicable Laws. It is understood that any delays beyond [***] days in OptiNose’s responsiveness regarding Hikma’s obligations under this Section 7.1.4, shall extend any applicable delivery dates pari passu under a Purchase Order and, in this regard, such delay shall pari passu extend the time by which it is determined whether it is a Supply Failure;

7.1.5    [***], Hikma will not, and will instruct and ensure that its Affiliates do not:
(a)challenge, instruct a third party to challenge, or assist any third party in any challenge of the validity or enforceability of any of OptiNose’s Intellectual Property rights within the Territory, including any claim of OptiNose’s patents related to the Packaged Product, in any context, in any court or forum within the Territory, including but not limited to, any judicial, agency, Regulatory Authority, or USPTO (or equivalent) proceeding (including reexamination proceedings) and/or any efforts to initiate a declaratory judgment action with respect to any of OptiNose’s Intellectual Property rights, or

(b)challenge, instruct a third party to challenge, or assist any third party in any challenge (provided, however, that performing general contract manufacturing services in the ordinary course at a third party’s request or participating in a business partnership (so long as Hikma and its Affiliates do not make direct payment(s) for, opine on, or submit filing(s) as part of a challenge), in each instance to the extent not barred or otherwise restricted by this Agreement, shall not be deemed as “assist” for purposes of this Section 7.1.5(b)) of the validity or enforceability of any of OptiNose’s Intellectual Property rights within such other countries/territories as set forth on Schedule 2, including any claim of OptiNose’s patents related to the Packaged Product, in any context, in any court or forum within such countries/territories as set forth on Schedule 2, including but not limited to, any judicial, agency, regulatory authority, or USPTO (or equivalent) proceeding (including reexamination proceedings) and/or any efforts to initiate a declaratory judgment action with respect to any of OptiNose’s Intellectual Property rights;

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    7.1.6    [***], neither Hikma nor any of its Affiliates providing services under this Agreement will challenge, instruct a third party to challenge, or assist any third party in any challenge of the validity or enforceability of any of OptiNose’s Intellectual Property rights within such other countries/territories as set forth on Schedule 2, including any claim of OptiNose’s patents related to the Packaged Product, in any context, in any court or forum within such countries/territories as set forth on Schedule 2, including but not limited to, any judicial, agency, regulatory authority, or USPTO (or equivalent) proceeding (including reexamination proceedings) and/or any efforts to initiate a declaratory judgment action with respect to any of OptiNose’s Intellectual Property rights;

7.1.7     To its knowledge, information and belief, Hikma warrants, represents and agrees that neither Hikma nor any of its employees has ever been: (a) debarred under Section 306 (a) or (b) of the Generic Drug Enforcement Act of 1992, (Article 306(a) or (b)); or (b) (i) convicted of a crime for which a person can be debarred, (ii) threatened to be debarred, or (iii) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, in each case under Section 306 (a) or (b), provided, it is understood and agreed that the foregoing representations, warranties and agreements contained in this Section 7.1.6, the use of the phrase “to its knowledge” means that Hikma has made reasonable inquiries of its employees and has conducted searches of the FDA debarment list (available at: http://www.fda.gov/ICECI/EnforcementActions/FDADebarmentList/ucm2005408.htm), the U.S. Department of Health & Human Services Office of Inspector General Exclusions Database (available at: https://exclusions.oig.hhs.gov), the U.S. Federal Government System for Award Management Records (available at: https://www.sam.gov) and http://www.ustreas.gov/offices/enforcement/ofac/ maintained by the U.S. Treasury Department’s Office of Foreign Assets Control and as a result thereof no information has come to Hikma’s attention which contradicts or is inconsistent with such facts or circumstances.  OptiNose acknowledges and agrees that Hikma shall be entitled to assume the accuracy, currency and completeness of the records, indices and filing systems maintained at the public offices where such searches are conducted and the information and advice provided to Hikma by appropriate government, regulatory or other like officials with respect to such matters, and Hikma’s reliance on such assumption shall be full compliance with Hikma’s obligations under this Section. Hikma agrees to immediately notify OptiNose should any Regulatory Authority threaten any action that could possibly result in a breach of this Section 7.1.6;

    7.1.8    Hikma shall be solely responsible, liable for, and shall indemnify OptiNose and its Affiliates, for any breach by or on behalf of Hikma’s Affiliates of any obligations set forth herein;

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    7.1.9    Hikma shall review and approve all in-process and finished Product test results to ensure conformity of such results with the Specifications, Applicable Laws, and the Quality Agreement; and

    7.1.10    Hikma will exert commercially reasonable efforts to ensure that the certificate of analysis and certificate of compliance, which will accompany each shipment of Product, and all other materials provided by Hikma hereunder shall be accurate, truthful and made in good faith; and
    7.1.11     Hikma will comply with all Applicable Laws in the performance of its obligations under this Agreement.

7.2    OptiNose. OptiNose hereby represents, warrants and covenants to Hikma that:

7.2.1    To OptiNose’s knowledge, the Specifications conform to all Applicable Laws, and during the Term, OptiNose will inform Hikma of any changes in Applicable Laws to which OptiNose becomes aware that are a Required Change pursuant to Section 2.2.2;

7.2.2    OptiNose will comply with all Applicable Laws in the performance of its obligations under this Agreement and its use of any materials or Product provided by Hikma under this Agreement;

7.2.3    OptiNose has all necessary authority and has requisite rights to OptiNose’s Intellectual Property to be used with respect to each Product and any Purchase Order under this Agreement;

7.2.4    To its knowledge, information and belief, OptiNose warrants, represents and agrees that neither OptiNose nor any of its employees has ever been: (a) debarred under Section 306 (a) or (b) of the Generic Drug Enforcement Act of 1992, (Article 306(a) or (b)); or (b) (i) convicted of a crime for which a person can be debarred, (ii) threatened to be debarred, or (iii) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, in each case under Section 306 (a) or (b), provided, it is understood and agreed that the foregoing representations, warranties and agreements contained in this Section 7.2.4, the use of the phrase “to its knowledge” means that OptiNose has made reasonable inquiries of its employees and has conducted searches of the FDA debarment list (available at: http://www.fda.gov/ICECI/EnforcementActions/FDADebarmentList/ucm2005408.htm), the U.S. Department of Health & Human Services Office of Inspector General Exclusions Database (available at: https://exclusions.oig.hhs.gov), the U.S. Federal Government System for Award Management Records (available at: https://www.sam.gov) and http://www.ustreas.gov/offices/enforcement/ofac/ maintained by the U.S. Treasury Department’s Office of Foreign Assets Control and as a result

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thereof no information has come to OptiNose’s attention which contradicts or is inconsistent with such facts or circumstances. OptiNose acknowledges and agrees that OptiNose shall be entitled to assume the accuracy, currency and completeness of the records, indices and filing systems maintained at the public offices where such searches are conducted and the information and advice provided to OptiNose by appropriate government, regulatory or other like officials with respect to such matters, and OptiNose’s reliance on such assumption shall be full compliance with OptiNose’s obligations under this Section. OptiNose agrees to immediately notify OptiNose should any Regulatory Authority threaten any action that could possibly result in a breach of this Section 7.2.4; and

7.2.5    To the best of OptiNose’s current knowledge, information and belief, Hikma’s use, in accordance with the terms of this Agreement, of OptiNose’s Intellectual Property, Confidential Information or other proprietary information of OptiNose, or Raw Materials supplied to Hikma by, or obtained by Hikma at the instruction of, OptiNose, in the manufacture, packaging, assembly, testing, Delivery, importing, exporting of Product or any other service provided by Hikma hereunder, does not infringe or misappropriate the Intellectual Property rights of any third party.

7.3    Mutual. Each Party hereby represents, warrants and covenants to the other Party that:

    7.3.1.    Existence and Power. Such Party: (a) is duly organized, validly existing and in good standing under the laws of the state or province in which it is organized, (b) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of Applicable Laws.

    7.3.2    Authorization and Enforcement of Obligations. Such Party: (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

    7.3.3    Execution and Delivery. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms;

    7.3.4    Consents. All necessary consents, approvals and authorizations of all Regulatory Authorities and other persons required to be obtained by such Party in connection with the Agreement have been obtained; and

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    7.3.5    No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (a) do not conflict with or violate any requirement of Applicable Laws, and (b) do not materially conflict with, or constitute a material default or require any consent under, any current contractual obligation of such Party.

7.4    Disclaimer.     EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL REPRESENTATIONS OR WARRANTIES.

ARTICLE 8
CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

8.1    Mutual Obligation. Hikma and OptiNose agree that they will not use or disclose the other Party’s Confidential Information (defined below) to any third party or its Affiliates without the prior written consent of the other Party except as required by law, regulation or court or administrative order; provided, however, that prior to making any such legally required disclosure, the Party making such disclosure shall, to the extent legally permitted, give the other Party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances and cooperate with the reasonable efforts of such Party to obtain an appropriate protective order. Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information as necessary to fulfill its obligations under this Agreement to the extent the recipients of the Confidential Information:

    8.1.1    need to know such Confidential Information for the purpose of performing under this Agreement;

    8.1.2    are advised of the contents of this Article; and

    8.1.3    are subject to confidentiality and non-use obligations no less restrictive than those set out under this Article 8.

8.2    Definition. As used in this Agreement, the term “Confidential Information” includes all proprietary information related to the Product furnished by Hikma or OptiNose, or any of their respective representatives or Affiliates, to the other or its representatives or Affiliates, as of October 24, 2019 and for the duration of the Term of this Agreement and furnished in any form, including but not limited to written, verbal, visual, electronic or in any other media or manner, and whether or not marked as “confidential”. Confidential Information includes, among other things, all proprietary products, Raw Materials, components, Specifications, formulae, reports,

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methods, drawings, tools, models, proprietary technologies whether commercial or developmental, Intellectual Property (including, but not limited to inventions, patents, patent applications, patent disclosures, trademarks, copyrights and know-how), regulatory, manufacturing, quality control or assurance, clinical, R&D, human resources, and/or compliance information, data or materials, analyses, compilations, business (including, but not limited to corporate structure, financial, accounting, strategy, plans, documents, contracts, practices, policies and procedures, software, tax, customer, supplier, marketing, sales, forecasting, distribution and/or shipping information, materials or data) or technical information, data and other materials prepared by either Party, or any of their respective representatives, containing or based in whole or in part on any such information furnished by the other Party or its representatives. Confidential Information also includes the existence of this Agreement and its terms, as well as the Confidentiality Agreement, and information provided thereunder, dated as of October 24th, 2019, which is hereby made a part of this Agreement.

8.3    Exclusions. Notwithstanding Section 8.2, Confidential Information does not include information that:

    8.3.1    is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement;

    8.3.2    is already known by the receiving Party at the time of disclosure as evidenced by the receiving Party’s written records;

    8.3.3    becomes available to the receiving Party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis; or

    8.3.4    was or is independently developed or discovered by or for the receiving Party without access or reference to the Confidential Information, as evidenced by the receiving Party’s reasonable written records.
8.4    Return of Confidential Information. Upon termination of this Agreement, the receiving Party shall, upon request, promptly return within [***] days all such Confidential Information (to the extent reasonably accessible), including any copies thereof, and cease its use or, at the request of the disclosing Party, shall promptly destroy the same and certify such destruction to the disclosing Party; except for a single copy thereof, which may be retained for the sole purpose of complying with the scope of the obligations incurred under this Agreement. For the avoidance of doubt, retention of electronic copies of Confidential Information maintained pursuant to regular data archiving and record retention policies and practices shall not be deemed to be a violation of this Agreement; provided that the Party retaining such electronic copies

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implement appropriate measures to ensure that it complies with the confidentiality and non-use obligations related to such Confidential Information.

8.5    Intellectual Property Rights and Disclosure and Ownership of Results.

8.5.1        All right, title and interest in and to, and ownership of and/or Intellectual Property rights in and to the Packaged Product, the Specifications, the Final Approval, any other regulatory approvals related to the Packaged Product (where such regulatory approvals are issued in the Territory or any jurisdiction listed under Schedule 2), the Manufacture, and the marketing, sale, offer for sale, import, export, components, testing, assembly, packaging and distribution associated with the Packaged Product is and at all times remains in OptiNose hereunder and nothing in this Agreement shall operate or be construed so as to grant any license or convey to or confer upon Hikma, whether expressly or by implication, any such rights to other than such limited, nonexclusive license (without right to sublicense) as is necessary to permit Hikma to Manufacture the Packaged Product and provide the Manufacturing to OptiNose on the terms and conditions of and for the periods and limited purposes contemplated in this Agreement.

8.5.2         Moreover, Hikma shall promptly and fully disclose to OptiNose in writing all findings, data, results, and conclusions and all inventions, discoveries, trade secrets, techniques, processes, materials, know-how, trademarks, copyrights and other Intellectual Property rights related thereto, that are prepared, made or discovered by Hikma, either alone or with others, that are solely or materially related to the performance of, or in connection with, the Manufacturing or which result from the use of OptiNose Confidential Information, data, materials, Intellectual Property, Specifications, Final Approval, or other OptiNose-owned or OptiNose-controlled property, during the Term (collectively, “Inventions”). In consideration of the promises made hereunder by OptiNose to Hikma, OptiNose shall own all rights, title and interest in and to all Inventions, including, without limitation, all Intellectual Property regarding formulation with respect to the Packaged Product, except to the extent constituting improvements to Hikma’s then pre-existing or independently developed Intellectual Property (in each instance without the use or reliance upon any OptiNose Confidential Information or Inventions) (the “Hikma Manufacturing Improvements”). Hikma will own all rights, title and interest in and to the Hikma Manufacturing Improvements and hereby grants to OptiNose, in consideration of the promises made hereunder, a perpetual, non-terminable, worldwide, royalty-free, transferable and sublicensable (through multiple tiers) non-exclusive license to use the Hikma Manufacturing Improvements for any purpose related to the Packaged Product. Hikma, on behalf of itself, its Affiliates, and its and their respective directors, officers, employees and agents, hereby assigns, transfers and conveys all of their right, title and interest in and to any and all Inventions, other than the Hikma Manufacturing Improvements, to OptiNose. Any materials (including the information contained therein) produced by Hikma, either alone or with others, for OptiNose pursuant to the terms of this Agreement shall be the sole and exclusive property of OptiNose.

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OptiNose hereby grants to Hikma a royalty-free, non-transferable, non-sublicensable, non-exclusive license to use any Inventions solely to the extent and for the duration necessary to enable Hikma to perform its obligations hereunder. Hikma shall not acquire any other right, title or interest in or to the Inventions as a result of its performance hereunder.

8.5.3    All materials subject to copyright protection prepared by or on behalf of Hikma in relation to the Packaged Product based on or relying upon OptiNose’s Confidential Information or Inventions shall be “works made for hire,” the entire right, title and interest of which shall vest and reside in OptiNose. To the extent any such works prepared by or on behalf of Hikma that are directly related to the Packaged Product or that are based on or rely upon OptiNose’s Confidential Information or Inventions, may not be interpreted as “works made for hire,” such works shall be subject to Hikma’s granting to OptiNose an exclusive, non-royalty bearing, perpetual, non-terminable, worldwide, royalty-free license, with the right to assign and/or sub-license (including through multiple tiers) such works. OptiNose shall have the right to use all materials and other works subject to copyright protection prepared by or on behalf of Hikma directly related to the Packaged Product, and Hikma hereby grants to OptiNose, in consideration of the payments made hereunder, a perpetual, non-terminable, worldwide, royalty-free, transferable and sublicensable (through multiple tiers) non-exclusive license to use such materials for any purpose related to the Packaged Product.
8.5.4         Upon the request and at the expense of OptiNose, Hikma will execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document such transfer or to enable OptiNose or its Affiliates to prepare, file, apply for, prosecute, enforce and maintain patents, trademark registrations or copyrights associated with the Packaged Product.

8.5.5     For clarification, except as specifically provided herein all Intellectual Property rights and know-how owned by each Party before the Effective Date of this Agreement or developed independently of this Agreement during the Term and thereafter remain the property of the said Party.

8.6    Survival. The obligations of this Article 8 shall at all times survive the expiration or sooner termination of the Term of this Agreement.

ARTICLE 9
INDEMNIFICATION

9.1    Indemnification by Hikma.

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    9.1.1    Hikma shall defend (if requested), indemnify and hold harmless OptiNose, its Affiliates, and their respective directors, officers, employees and agents (“OptiNose Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) (“Losses”) arising out of or resulting from:

(a)[***];

(b)[***];

(c)[***];

(d)[***]; or

(e)[***].

    9.1.2    Hikma’s obligation to OptiNose Indemnitees under this Section 9.1 shall (a) not apply where it is determined that the Losses incurred by OptiNose arise from [***].

9.2    Indemnification by OptiNose.

9.2.1    OptiNose shall defend (if requested), indemnify and hold harmless Hikma, its Affiliates, and their respective directors, officers, employees and agents (“Hikma Indemnitees”) from and against all Losses arising out of or resulting from:

(a)     [***];

(b)     [***];

(c)     [***];

(d)     [***]; or

(e) [***].

9.2.1    OptiNose’s obligation to Hikma Indemnitees under this Section 9.2 shall not apply where it is determined that the Losses incurred by Hikma arise from [***].
9.3    Indemnification Procedures. Upon becoming aware of a claim for which it believes it is entitled to indemnification, a Party (the “Indemnitee Party”) shall: (i) provide the other Party

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(the “Indemnitor Party”) with prompt notice; (ii) reasonably cooperate with the Indemnitor Party in the defense of any such claim at the Indemnitor Party’s expense; and (iii) at its sole election and discretion provide the Indemnitor Party with control of the defense and/or settlement of any such claim, provided that the Indemnitor Party shall not settle any claim admitting fault or liability of or imposing duties of performance or payment upon any Indemnitee Party (or any other OptiNose Indemnitees or Hikma Indemnitees) without the Indemnitee Party’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. The Indemnitee Party will have the right to participate in the defense of any claim (including by engaging separate counsel at its sole cost and expense) for which it seeks indemnification at its own expense, unless the Indemnitor Party is obligated to indemnify the Indemnitee Party for such expenses in accordance with this Section 9.3. If requested to defend the Indemnitee Party, the Indemnitor Party will engage counsel reasonably acceptable to the Indemnitee Party. For the avoidance of doubt, should the Indemnitee Party opt not to provide the Indemnitor Party with control of the defense and/or settlement of a claim, the Indemnitor Party shall remain responsible for indemnifying the Indemnitee Party for the reasonable costs and expenses associated with such defense and/or settlement, including reasonable attorneys’ fees and costs, and the Indemnitee Party shall not settle any claim admitting fault or liability of or imposing duties of performance or payment upon the Indemnitor Party without the Indemnitor Party’s prior written consent. The Indemnitee Party’s failure to comply with its obligations under this Section will not relieve the Indemnitor Party of its obligations under this Section except to the extent that the Indemnitor Party has been materially and unreasonably prejudiced as a result of such failure.

ARTICLE 10
INSURANCE

10.1    Hikma Insurance. Hikma shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term of this Agreement:

    10.1.1    Commercial General Liability Insurance;

    10.1.2    Product Liability Insurance and Completed Operations Liability Insurance

    10.1.3    Property Insurance (that shall cover the OptiNose Equipment and OptiNose Components while at the Facility); and

    10.1.4    Professional Liability and/or Errors and Omissions Liability Insurance.

10.2    Each type of insurance identified under Section 10.1 shall have a per-occurrence and general aggregate limits of not less than [***], and from and after the date of first commercial sale of a Product Manufactured pursuant to this Agreement, of not less than [***]. This

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requirement may be satisfied through the use of an umbrella policy. Additionally, Hikma shall, at its own cost and expense, obtain and maintain in full force and effect, Worker’s Compensation Insurance with employer’s liability limits meeting statutory requirements. In the event that any of the required policies of insurance are written on a claims-made basis, then such policies shall be maintained during the entire Term of this Agreement and for a period of not less than [***]. Hikma’s policies shall, upon OptiNose’s request, be specifically endorsed to include OptiNose as an additional insured. Upon request, Hikma shall supply OptiNose with proof of insurance and forms as may be reasonably required.

10.3    OptiNose Insurance. OptiNose shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term of this Agreement: (a) Commercial General Liability Insurance, and (b) Product Liability Insurance and Completed Operations Liability Insurance, in each case with per-occurrence and general aggregate limits of not less than [***], and from and after the date of first commercial sale of a Product Manufactured pursuant to this Agreement, of not less than [***]. This requirement may be satisfied through the use of an umbrella policy. In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire Term of this Agreement and for a period of not less than [***]. OptiNose’s policies shall, upon Hikma’s request, be specifically endorsed to include Hikma as an additional insured. Upon request, OptiNose shall supply Hikma with proof of insurance and forms as may be reasonably required.

10.4    For clarity, the insurance requirements of this Article 10 shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Article 9 or otherwise relieve such Party of any of its other obligations under this Agreement.

ARTICLE 11
TERM AND TERMINATION

11.1    Term of Agreement. The Term of this Agreement shall commence as of the Effective Date and shall remain in effect until December 31, 2026 (“Initial Term”). This Agreement shall automatically expire at the end of the Initial Term. This Agreement may be renewed for additional [***] terms (each a “Renewal Term” and together with the Initial Term, the “Term”) upon the Parties’ written agreement at least [***] prior to the end of the Initial Term or the then current Term.

11.2    Default. If either Party at any time commits a material breach of the provisions of this Agreement, the Bailment Agreement or the Quality Agreement, the other Party shall have the right to terminate this Agreement upon [***] days’ written notice, whereupon this Agreement shall terminate, unless the breach complained of is cured within the said notice period or if the breach cannot, using commercially reasonable efforts, be cured within such [***] day period but

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is reasonably expected to be cured within an additional [***] day period, and the Party in default has promptly commenced to cure such breach within such [***] day period and exercises diligent efforts to effect such cure as soon as is reasonably practicable in the circumstances, and in any event such breach is cured within such additional [***] day period. Notwithstanding the foregoing, should a Party have [***] material breaches during a [***] or [***] material breaches during [***] (even if subsequently cured) (the “Default Breach”), the other Party shall have the right thereafter to terminate this Agreement by providing the defaulting Party with written notice within one (1) year from the date of the applicable Default Breach, which termination shall be no less than [***] days from the date of the notice.

11.3    Bankruptcy or Insolvency. If either Party shall:

11.3.1    become bankrupt or insolvent;

11.3.2    file for petition therefore;

11.3.3    make an assignment for the benefit of creditors; or

11.3.4 have a receiver appointed for its assets, which appointment shall not be vacated within [***] days after the filing,

then the other Party shall be entitled to terminate this Agreement forthwith by written notice to such Party.

11.4    Termination.

11.4.1    Termination by OptiNose.

(a)    OptiNose shall have the right to terminate this Agreement immediately upon written notice if:

(i)    any Intellectual Property of any third party is reasonably alleged by a third party to be infringed, misappropriated or otherwise violated by the Manufacture, import, use, sale or distribution of the Product;

(ii)    any Regulatory Authority requires OptiNose to cease production or sale of Product(s); or

(iii)     [***].

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(b)    OptiNose agrees that in the event it exercises any right to terminate the Agreement pursuant to this Section 11.4.1, that OptiNose shall pay Hikma the Purchase Price for all finished Product and may reimburse Hikma for the costs of work in process inventory of all partially Manufactured by Hikma (as shall be negotiated in good faith between the Parties), in each case in accordance with this Agreement as of the date when OptiNose exercises such right; provided, however, that OptiNose shall be promptly reimbursed for any such Raw Materials that Hikma otherwise uses or sells to other customers without violation of the terms of this Agreement.

(c)    Hikma will cooperate with OptiNose to return inventory where applicable and feasible, with freight and restocking fees to be at the expense of OptiNose. It is understood and agreed, however, that where Hikma is able to return inventory, OptiNose shall only be responsible for such freight charges, provided that Hikma has been reimbursed in full by vendor(s) for such returned inventory. In the event that Hikma has not been reimbursed in full by any vendor or by any other third party for any Raw Material, OptiNose shall pay to Hikma the difference between Hikma’s cost and the reimbursement received by the vendor or such other third party. Subject to and without waiver or limitation of OptiNose’s rights and remedies in Section 11.2 above, 11.6 below and elsewhere in this Agreement, at law and/or in equity, OptiNose shall make payment to Hikma for all amounts described in this Section 11.4, subject to and in accordance with the terms hereof, within [***] days from the invoice date.

1.1.2Termination by Hikma. Hikma may terminate this Agreement:

(a)for convenience during the Initial Term and only after the Final Approval Date, for any or no reason [***]; or

(b)     after the Final Approval Date, with [***] days’ prior written notice to OptiNose if (i) Hikma is named in a third party claim, suit, action, or proceeding (each a “Claim”) whereby such Claim states that Hikma’s performance of its obligations under this Agreement, to the extent directed by OptiNose, infringes, misappropriates, or otherwise violates the Intellectual Property of any third party in the Territory; (ii) in the reasonable opinion of Hikma’s external counsel (after discussions with and reasonable consideration of OptiNose’s counsel’s opinion), the Intellectual Property of such third party that is the subject of the Claim and that is material to the Packaged Product is reasonably determined to be infringed, misappropriated, or otherwise violated in the Territory by Hikma’s performance of its obligations under this Agreement to the extent directed by OptiNose; and (iii) if OptiNose fails to cure such infringement, misappropriation, or violation within a timeframe reasonably agreed to between the Parties after OptiNose’s receipt of a termination notice under this Section 11.4.2(b) (but in no event shall such timeframe be fewer than ninety (90) days). Notwithstanding the foregoing, the termination right set forth in this Section 11.4.2(b) shall not apply if OptiNose provides Hikma

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with reasonable written assurances that OptiNose will satisfy its indemnification obligations to Hikma with respect to such Claim.

11.5    Force Majeure. Except as to payments required under this Agreement, if any default or delay occurs which prevents or materially impairs a Party’s performance and is due to a cause beyond the Party’s reasonable control, and provided that the default or delay is not caused by or the fault of such Party, including but not limited to an act of God, flood, fire, explosion, earthquake, casualty, accident, war, revolution, civil commotion, blockade, terrorism or embargo or failure of available supply of Raw Materials and/or packaging components not reasonably preventable (in each case “Force Majeure”), the affected Party shall promptly notify the other Party in writing of such cause and shall exercise diligent efforts to resume performance under this Agreement as soon as possible (which for Hikma shall include potentially using alternative sites, with OptiNose’s written approval). Neither Party will be liable to the other Party for any loss or damage due to such cause, nor will the Term be extended thereby. A Party may terminate this Agreement because of a Force Majeure upon not less than [***] days’ prior written notice to the other Party provided that the default or delay has already existed for [***] days at the time of such notice and is continuing at the end of such termination notice period (i.e., the Force Majeure need not be suffered by the other Party for more than [***] days).

11.6    Effect of Termination.

    11.6.1    Expiration or termination of this Agreement on any basis shall be without prejudice to:

        (a)    any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination; and

        (b)    any claims, remedies or other rights either Party may have at law, in equity or otherwise pursuant to or in connection with this Agreement.

11.6.2    The rights and obligations of the Parties shall continue under Article 1, Section 2.1.6, Articles 3, 5, 6, 7, 8, 9, and 10, Sections 11.4 and 11.6, Articles 12, 13, and 14 notwithstanding expiration or termination of this Agreement. Furthermore, the rights and obligations of the Parties under Section 2.12 shall continue until the end of the anticipated date hereunder of the Initial Term. In addition, any other provision required to interpret and to enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the observation and performance of the aforementioned surviving portions of this Agreement.

ARTICLE 12

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LIMITATIONS OF LIABILITY

12.1    EXCEPT WHERE DUE TO [***], SUCH PARTY SHALL NOT BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUES, PROFITS, DATA, OR BUSINESS OPPORTUNITY, WHETHER IN CONTRACT OR TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.2    NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY UNDER THIS AGREEMENT AND EXCEPT WITH RESPECT TO [***], IT IS EXPRESSLY AGREED THAT A PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED [***]:

    12.2.1    [***]

    12.2.2    [***]

(a)     [***]

(b)     [***]

(c)     [***].

ARTICLE 13
NOTICE

13.1    Notices. All notices and other communications hereunder (“Notices”) shall be in writing and shall be deemed given:

    13.1.1    when delivered personally;

    13.1.2    when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid;

    13.1.3    when delivered if sent by reliable express courier service with a confirmation, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof); or

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    13.1.4    when delivered by email followed up by registered or certified mail, return receipt requested.

13.2    Parties’ Addresses. For the purposes of this Article 13, the Parties’ addresses for Notices are set out below:

    13.2.1    If to OptiNose:

                OptiNose US, Inc.
                1020 Stony Hill Road
                Suite 300
                Yardley, PA 19067
                Attn: Chief Executive Officer

            with copy to:

                OptiNose US, Inc.
                1020 Stony Hill Road
                Suite 300
                Yardley, PA 19067
                Attn: Chief Legal Officer

13.2.2    If to Hikma:

Hikma Pharmaceuticals USA Inc.
            200 Connell Drive
            Berkeley Heights, NJ 07922
            Attn: Legal Department

        With a copy, which shall not constitute notice, to:

Hikma Pharmaceuticals USA Inc.
            1809 Wilson Road
            Columbus, OH 43228
            Attn: Alliance Management

ARTICLE 14
MISCELLANEOUS

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14.1    Entire Agreement; Amendments. This Agreement, the Quality Agreement, the Bailment Agreement, and any exhibits, schedules, attachments, and any amendments hereto or thereto, constitute the entire understanding between the Parties with respect to the specific subject matter hereof. No term of this Agreement may be amended except upon written agreement duly executed by both Parties, unless otherwise provided in this Agreement.

14.2    Recitals. The recitals are hereby incorporated in and made part of this Agreement.

14.3    Intentionally Omitted.

14.4     Further Assurances. The Parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

14.5    No Waiver. Failure by either Party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

14.6    Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect to the extent reasonably severable without altering the Parties’ original intent. In such case, the Parties shall promptly undertake in good faith to negotiate a valid replacement provision for any such invalidated or severed provision that tracks as nearly as possible the Parties’ original intent.

14.7     Independent Contractors. The relationship of the Parties is that of independent contractors, and neither Party will incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.

14.8    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, except that either Party may, without the other Party’s consent, assign this Agreement to an Affiliate or to an acquirer of or a successor to substantially all of the business or assets of the assigning Party. In the case of assignment to an Affiliate, where the assignee is not also the acquirer or successor to substantially all of the business or assets of the assigning Party (a “Permitted Transferee”), the following conditions apply:

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14.8.1 the transferor is not in breach of its obligations under this Agreement;

14.8.2    the Permitted Transferee is, and remains, an Affiliate of the transferor; and

14.8.3    the Permitted Transferee has the reasonable wherewithal to and is reasonably capable of discharging the obligations of the transferor hereunder to the same extent as transferor, and the Permitted Transferee agrees to assume and be bound by and entitled to the benefits and obligations and rights under this Agreement to the extent and with the same effect as if such Permitted Transferee was the original Party to this Agreement and the Permitted Transferee and the transferor shall be jointly and severally liable to the other Party for the performance of the Permitted Transferee of the obligations of the transferor contained in this Agreement.

14.9    Intentionally Omitted.

14.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

14.11    Publicity. Neither Party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other Party’s express prior written consent, except as required under Applicable Laws or by any governmental agency or stock exchange rule or regulation, in which case the Party required to make the press release or public disclosure shall inform the other Party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

14.12    Conflicting Terms. To the extent this Agreement and the Quality Agreement or Bailment Agreement have directly conflicting terms, this Agreement shall govern.

14.13    Currency. Wherever a currency is indicated throughout this Agreement, that currency shall be United States Dollars.

14.14    Intentionally Omitted.

14.15    Sophisticated Parties. Each Party to this Agreement is a sophisticated business party negotiating in good faith with the advice of legal counsel.

14.16    English Language. This Agreement has been negotiated and is written in the English language, and the English original shall prevail over any translation hereof.

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14.17    Interpretations. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections, Schedules or Exhibits mean the particular Articles, Sections, Schedules or Exhibits to this Agreement and references to this Agreement include all Schedules and Exhibits hereto. Unless context clearly requires otherwise, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “or” shall have its inclusive meaning of “and/or;” (iii) the word “notice” shall require notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (iv) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules and Exhibits); (v) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing; (vi) words of any gender include the other gender; (vii) words using the singular or plural number also include the plural or singular number, respectively; and (viii) references to any specific law, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement thereof.

14.18    Dispute Resolution.     The senior executives of the respective Parties shall use reasonable efforts to negotiate in good faith to resolve disputes regarding any right, obligation, duty or liability which may arise between the Parties under this Agreement. Subject to Section 5.2 hereof, in the event that the Parties are unable to resolve such dispute within a reasonable period of time, either Party may pursue appropriate legal and equitable relief, as provided by Applicable Law, consistent with Section 14.19, below.

14.19    Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws (except for the laws governing choice of law) of and in the state and/or federal courts, should federal jurisdiction requirements exist, located within the State of Delaware, U.S.A, wherein jurisdiction and venue over the Parties and any dispute shall be exclusively had. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY. The Parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

[Signature Page Follows]

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    IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement.

HIKMA PHARMCEUTICALS USA INC. By: /s/ Brian Hoffmann Name: Brian Hoffmann Its: President	OPTINOSE US, INC. By: /s/ Ramy Mahmoud Name: Ramy Mahmoud Its: President

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EXHIBIT A

PRODUCT SPECIFICATIONS

[***]

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EXHIBIT B

PRICE

[***]

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SCHEDULE 1
OPTINOSE COMPONENTS, OPTINOSE-DESIGNATED COMPONENTS, OPTINOSE-DESIGNATED VENDORS, AND OPTINOSE VENDORS

[***]

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SCHEDULE 2
OTHER COUNTRIES/TERRITORIES

[***]

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